Exhibit 99.1

October 10, 2024

Liberty TripAdvisor Holdings to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) (OTCMKTS: LTRPA, LTRPB) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on Liberty Broadband Corporation’s third quarter earnings conference call. During this Q&A session, management will be accepting questions regarding Liberty Broadband Corporation and Liberty TripAdvisor. The conference call will be held on Thursday, November 7th at 11:15 a.m. E.T. During the call, management may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 407-3944 or +1 (412) 902-0038, confirmation code 13744090, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty TripAdvisor website at https://www.libertytripadvisorholdings.com/investors/news-events/ir-calendar to register for the webcast. A replay of the call will also be available on the Liberty TripAdvisor website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (OTCMKTS: LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor operates as a family of brands that connects people to experiences worth sharing, and aims to be the world's most trusted source for travel and experiences. Tripadvisor leverages its brands, technology, and capabilities to connect its global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories.

Liberty TripAdvisor Holdings, Inc.
Shane Kleinstein, 720-875-5432

Source: Liberty TripAdvisor Holdings, Inc.